                            SHARE PURCHASE AGREEMENT


                                    BETWEEN


                      International Fuel Technology, Inc.


                                      AND


                  Sellers listed on the signature page hereof


                                 April 30, 2001
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                               TABLE OF CONTENTS

SHARE PURCHASE AGREEMENT...................................................... 1

1.  DEFINITIONS............................................................... 1

2.  BASIC TRANSACTION......................................................... 5
    (a)  Purchase and Sale of Shares.......................................... 5
    (b)  Consideration for Purchase........................................... 5
    (c)  The Closing.......................................................... 5
    (d)  Deliveries at the Closing............................................ 5
    (e)  Buyer Shares......................................................... 6
    (f)  Registration Rights.................................................. 6
    (g)  Conditions on Sale of Shares.........................................10

3.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.............................10
    (a)  Organization of the Company..........................................10
    (b)  Authority; No Conflict...............................................11
    (c)  Consents.............................................................12
    (d)  Shares...............................................................12
    (e)  Capitalization.......................................................12
    (f)  Brokers' Fees........................................................13
    (g)  Title to Assets......................................................13
    (h)  Subsidiaries.........................................................13
    (i)  Books and Records....................................................13
    (j)  Depositaries; Powers of Attorney, Etc................................13
    (k)  Events Subsequent to March 31, 2001..................................13
    (l)  No Liabilities.......................................................15
    (m)  Legal Compliance.....................................................15
    (n)  Tax Matters..........................................................15
    (o)  Real Property........................................................16
    (p)  Intellectual Property................................................16
    (q)  Tangible Assets......................................................18
    (r)  Inventory............................................................19
    (s)  Contracts............................................................19

    (t)  Notes and Accounts Receivable........................................20
    (u)  Insurance............................................................20
    (v)  Litigation...........................................................20
    (w)  Product Warranty.....................................................20
    (x)  Product Liability....................................................20
    (y)  Employees............................................................20
    (z)  Employee Benefits....................................................20
    (aa)  Guaranties..........................................................21
    (bb)  Environmental, Health, and Safety Matters...........................21
    (cc)  Certain Business Relationships With the Company.....................22
    (dd)  Disclosure..........................................................22
    (ee)  Investment..........................................................22

4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................22
    (a)  Organization of the Buyer............................................22
    (b)  Authority; No Conflict...............................................23
    (c)  Consents.............................................................24
    (d)  Brokers' Fees........................................................24
    (e)  SEC Documents........................................................24
    (f)  No Material Adverse Effect...........................................24
    (g)  DPI Transaction......................................................24
    (h)  Disclosure...........................................................24

5.  PRE-CLOSING COVENANTS.....................................................24
    (a)  General..............................................................24
    (b)  Notices and Consents.................................................25
    (c)  Operation of Business................................................25
    (d)  Preservation of Business.............................................25
    (e)  Full Access..........................................................25
    (f)  Notice of Developments...............................................25
    (g)  Exclusivity..........................................................25

6.  CONDITIONS TO OBLIGATION TO CLOSE.........................................25
    (a)  Conditions to Obligation of the Buyer................................25
    (b)  Conditions to Obligation of the Sellers..............................27

7.  TERMINATION...............................................................27

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

    (a)  Termination of Agreement.............................................28
    (b)  Effect of Termination................................................28

8.  POST-CLOSING COVENANTS....................................................28
    (a)  General..............................................................28
    (b)  Litigation Support...................................................28
    (c)  Transition...........................................................29
    (d)  Confidentiality......................................................29
    (e)  Covenant Not to Compete..............................................29
    (f)  Buyer Support of Company.............................................30

9.  REMEDIES FOR BREACHES OF THIS AGREEMENT...................................30
    (a)  Survival of Representations and Warranties...........................30
    (b)  Indemnification Provisions for Benefit of the Buyer..................31
    (c)  Indemnification Provisions for Benefit of the Sellers................31
    (d)  Limitation of Indemnification Claims.................................31
    (e)  Matters Involving Third Parties......................................31
    (f)  Determination of Adverse Consequences................................32
    (g)  Escrow; Right of Set-Off.............................................32

10. TAX MATTERS...............................................................32
    (a)  Tax Periods Ending on or Before the Closing Date.....................33
    (b)  Tax Periods Beginning Before and Ending After the Closing Date.......33
    (c)  Cooperation on Tax Matters...........................................33
    (d)  Certificates.........................................................33
    (e)  Certain Taxes........................................................33

11. MISCELLANEOUS.............................................................34
    (a)  Press Releases and Public Announcements..............................34
    (b)  No Third-Party Beneficiaries.........................................34
    (c)  Entire Agreement.....................................................34
    (d)  Succession and Assignment............................................34
    (e)  Counterparts.........................................................34
    (f)  Headings.............................................................34
    (g)  Notices..............................................................34
    (h)  Governing Law........................................................35
    (i)  Amendments and Waivers...............................................35

                                      iii
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    (j)  Severability.........................................................35
    (k)  Expenses.............................................................36
    (l)  Construction.........................................................36
    (m)  Incorporation of Exhibits and Schedules..............................36
    (n)  Specific Performance.................................................36
    (o)  Submission to Jurisdiction...........................................36
    (p)  Seller Representative................................................37
              Exhibit A--List of Sellers.......................................1
              Exhibit B--Sellers' Interest.....................................2
              Exhibit C--Performance Escrow Agreement..........................4
              DISCLOSURE SCHEDULE.............................................15

                            SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (this "Agreement") made as of April 30, 2001, by and among International Fuel Technology, Inc., a corporation organized under the laws of the State of Nevada ("Buyer"), and each of persons listed on Exhibit A (the "Sellers").


Whereas:

(A) The Company is a private company limited by shares incorporated under the Companies Act 1985.
(B) The Sellers hold all of the outstanding share capital of Interfacial Technologies (UK) Ltd., a company incorporated in England with registered number of 3996824 (the "Company").
(C) This Agreement contemplates a transaction in which the Buyer will purchase all of the share capital of the Company from the Sellers in return for the Buyer Shares.

     Now, Therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1. Definitions. Unless context otherwise requires, capitalized terms used in this Agreement shall have the meanings ascribed to them in this (S)1.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliates' Intellectual Property" has the meaning set forth in (S)3(p)(i) below.

     "Agreement" has the meaning set forth in the preamble.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Business" means the business that the Company conducts as of the Closing Date, which includes the business of (i) researching, developing, licensing, or selling technologies intended to reduce harmful pollutant emissions from petroleum-based fuels or (ii) manufacturing or marketing products derived or related to such technologies.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Shares" means the common stock of the Buyer, $0.01 par value.

     "Buyers' Closing Documents" has the meaning set forth in (S)4(b) below.

     "Closing" has the meaning set forth in (S)2(c) below.

     "Closing Date" has the meaning set forth in (S)2(c) below.

     "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

     "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including (a) the sale of the Shares by Sellers to Buyer, (b) the execution, delivery, and performance of the documents referenced herein, (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement, and (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

     "Company" has the meaning set forth in the recitals above.

     "Companies Act means the Companies' Act 1985 as amended by the Companies Act 1989.

     "Disclosure Schedule" has the meaning set forth in (S)3 below.

     "Employee Benefit Plan" has the meaning set forth in (S)3(z) below.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Escrow Account" means the Escrow Account as defined in the Performance Escrow Agreement.

     "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" means any: nation, state, county, city, town, village, district, or other jurisdiction of any nature; federal, state, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Indemnified Party" has the meaning set forth in (S)9(e) below.

     "Indemnifying Party" has the meaning set forth in (S)9(e) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any properly appointed arbitrator by the Sellers and the Buyer.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Organizational Documents" means the Certificate of Incorporation and Original Memorandum of Articles of Association, each as amended, of the Company.

     "OTC" has the meaning set forth in (S)2(g) below.

     "Party" means the Sellers and/or the Buyer.

     "Performance Escrow Agreement" means the agreement of the same title to be executed at Closing pursuant to (S)6(a)(ix).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Body.

     "Purchase Price" has the meaning set forth in (S)2(b) below.

     "Registration" has the meaning set forth in (S)2(f) below.

     "Registration Statement" has the meaning set forth in (S)2(f) below.

     "Restricted Area" means the world.

     "SEC" has the meaning set forth in (S)2(f) below.

     "SEC Documents" has the meaning set forth in (S)4(e) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Sellers" means each of the Persons shown on the attached Exhibit A.

     "Sellers' Closing Documents" has the meaning set forth in (S)3(b) below.

     "Seller Representative"--means, collectively, Simon Orange, Ian Williamson and Geoff Robinson (and their successor), who as a result of the due authorization of this Agreement by the Sellers shall be deemed to have been appointed by the Sellers for the purpose of acting on behalf of the Sellers with respect to the transactions contemplated by this Agreement, including without limitation acting as transfer agent for the Buyer Shares, administering certain portions of the Performance Escrow Agreement, and making decisions with respect to indemnity claims and amendments to this Agreement, the Performance Escrow Agreement, or any ancillary agreements.

     "Shares" means all of the entire raised share capital of the Company.

     "State Acts" has the meaning set forth in (S)2(e) below.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in (S)9(e) below.

     2.   Basic Transaction.

     (a) Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, convey, and deliver to the Buyer, all of the Shares at the Closing for the consideration specified below in this (S)2.

     (b) Consideration for Purchase. In consideration of the Contemplated Transactions, the Buyer will at Closing issue Twenty One Million (21,000,000) Buyer Shares to be registered upon the books and records of the Buyer in the name of the Sellers, pro rata with respect to the Sellers' respective interests in the Company as shown more accurately on Exhibit B hereto; provided, however, that such Buyer Shares shall be delivered in accordance with (S)2(d)(ii)(B) (the "Purchase Price").

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Armstrong Teasdale, LLP in St. Louis, Missouri commencing at 9:00 a.m. local time on Friday, May 4, 2001 or such other date as the Parties may mutually determine (the "Closing Date").

     (d) Deliveries at the Closing. At the Closing, each of the Parties will make the deliveries described in this (S)2(d).

          (i) The Sellers will deliver to the Buyer (with each document duly executed and acknowledged, as appropriate):

               (A) the various certificates, instruments, and documents referred to in (S)6(a) below; and

               (B) such other instruments of sale, transfer, conveyance, and assignment as necessary to effectuate the Contemplated Transactions.

          (ii) The Buyer will deliver to the Sellers (with each document duly executed and acknowledged, as appropriate):

               (A) the various certificates, instruments, and documents referred to in (S)6(b) below; and

               (B) in accordance with (S)2(b) above, the Buyer Shares with twelve million five hundred thousand (12,500,000) of such Buyer Shares to be delivered to the Sellers in the amounts set forth in Exhibit B subject only to the terms of (S)2(e), and the balance of such Buyer Shares to be held in the name of the Sellers in the Escrow Account.

     (e) Buyer Shares. The Sellers acknowledge that the Buyer Shares are securities that have not been registered under the Securities Act or applicable state securities laws (the "State Acts"), and that the Buyer Shares may not be assigned, sold, pledged, hypothecated, donated or otherwise transferred without registration under the Securities Act and the State Acts or pursuant to a transaction which, in the opinion of counsel acceptable to the Buyer, is exempt from such registration requirements. The Sellers further agree that no disposition of Shares may be made unless Buyer shall first have been provided with a written opinion satisfactory to Buyer in form and substance from counsel reasonably satisfactory to the Buyer to the effect that the holder may transfer the Buyer Shares as desired without registration under the Securities Act or the State Acts. Each certificate for Buyer Shares will be imprinted with a legend substantially in the following form, which legend shall be modified to remove all references to this Agreement and any securities laws at such time as the restrictions upon the disposition of the shares set forth herein or therein, as the case may be, lapse:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to certain securities laws restrictions and restrictions as set forth in a Share Purchase Agreement dated as of April 30, 2001. The issuer of this certificate will furnish a copy of these provisions to the holder hereof without charge upon written request.

     (f) Registration Rights. The Buyer hereby covenants that it will file a registration statement on the appropriate form ("Registration Statement") with the Securities and Exchange Commission (the "SEC") to register (the "Registration") Two Million (2,000,000) of the Buyer Shares as soon as is reasonably practicable following the Closing Date, but no later than the sixtieth (60th) day after the Closing Date. In connection with the Registration, the Buyer shall:

          (i) respond in writing to any SEC comments in the Registration Statement (or any amendment thereto) within ten (10) business days of the receipt of such comments, and shall use its Best Efforts to cause the Registration Statement to be declared effective by the SEC no more than five days following the receipt of a "No Review" or similar letter from the SEC or the fifth day following the day the SEC notifies the Buyer that it has completed its review of the Registration Statement and that such Registration Statement is eligible to be declared effective;

          (ii) prepare and file with the SEC such amendments and supplements the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Buyer Shares covered by the Registration Statement and to keep such registration statement effective for that period of time specified in subsection (iv) below; provided, however, that before filing the Registration Statement or any amendments thereto, the Buyer will furnish to the Sellers' counsel, copies of all such documents proposed to be filed;

          (iii) pay any and all expenses incurred in connection with the Registration, including without limitation all registration, filing and qualification fees, printing expenses (other than any underwriter's discounts on commissions);

          (iv) keep the Registration Statement continuously effective for the lesser of a period of one hundred eighty (180) days or for such period as the Sellers complete the distribution described in the Registration Statement;

          (v) furnish to each Seller such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in the Registration Statement (including each preliminary prospectus and any summary prospectus) and any prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Seller may reasonably request in order to facilitate the public sale or other disposition of the Buyer Shares included in the Registration;

          (vi) use its Best Efforts to register the Buyer Shares included in the Registration Statement under such other securities laws or blue sky laws as any Seller shall reasonably request, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable such Seller to consummate the disposition; provided that for such purpose Buyer shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (vii) use its Best Efforts to cause all Buyer Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Sellers to consummate the disposition of such securities;

          (viii) notify the Sellers and their counsel promptly and confirm such advice in writing promptly after the Buyer has knowledge thereof:

               (A) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

               (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information;

               (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any person for that purpose; and

               (D) of the receipt by the Buyer of any notification with respect to the suspension of the registration or qualification of any Buyer Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (ix) notify each Seller at any time when a prospectus is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any Seller promptly prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment to such prospectus as may be necessary to that, as thereafter delivered to the purchasers, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (x) use Best Efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable;

          (xi) otherwise use its Best Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of a least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (xii) use its Best Efforts to list all Buyer Shares covered by such Registration Statement on any securities exchange on which any shares of the Buyer's common stock are then listed.

     The Buyer may require each Seller to furnish the Buyer such information regarding such Seller and the distribution of the Buyer Shares covered by such Registration as the Buyer may from time to time reasonably request in writing.

     The Buyer will not file any Registration Statement with respect to the Buyer Shares issued pursuant to the Contemplated Transactions, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which the Sellers shall reasonably object, provided that the Buyer may file such documents in a form required by law or upon the advice of its counsel.

     The Buyer represents and warrants to each Seller that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the Contemplated Transactions.

     Each Seller agrees that, upon receipt of any notice from the Buyer of the occurrence of any event of the kind described in (S)2(f)(ix), such Seller will forthwith discontinue such Seller's disposition of Buyer Shares pursuant to the Registration Statement until such Seller receives the copies of the supplemented or amended prospectus contemplated by (S)2(f)(ix) and, if so directed by the Buyer, will deliver to the Buyer (at the Buyer's expense) all copies, other than permanent file copies, then in such Seller's possession of the prospectus relating to such Buyer Shares current at the time of receipt of such notice.

     In connection with the preparation and filing of the Registration Statement the Buyer will give the Sellers, and their counsel and accountants, the opportunity to participate in the preparation of Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Buyer with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Sellers' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     The Buyer will, and hereby does agree to indemnify and hold harmless the Sellers against any losses, claims, damages or liabilities, joint or several, to which such Sellers may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Buyer will reimburse Sellers for any legal or any other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, liability, action or proceeding, provided that Buyer shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Buyer by the Sellers stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Seller and shall survive the transfer of the Buyer Shares by the Sellers.

     The Buyer may require, as a condition to including the Buyer Shares in the Registration Statement, that the Buyer shall have received an undertaking satisfactory to it from the Sellers of such Buyer Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth above the Buyer, each director of the Buyer, each officer of the Buyer and each other person, if any, who controls the Buyer within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Buyer through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Buyer or any such director, officer or controlling person and shall survive the transfer of the Buyer Shares by such Seller.

     (g) Conditions on Sale of Shares. Sellers covenant that, during the one (1) year period after the Registration Statement is declared effective by the SEC,
(i) no Seller will, without the prior written consent of the Buyer, sell any Buyer Shares received hereunder on the open market at a price lower than the last sale price quoted on the NASD Over-The-Counter Bulletin Board (the "OTC"),
(ii) no Seller shall, during any consecutive thirty (30) day period, sell more than ten percent (10%) of the registered Buyer Shares received by such Seller hereunder, and (iii) no Seller shall sell in any single transaction or during any OTC trading day more than ten thousand (10,000) shares. After any and all sales of Buyer Shares during the first year following the date that the Registration Statement is declared effective by the SEC, the Sellers shall promptly give written notice to Buyer and shall provide Buyer with all information as Buyer shall reasonably request to determine compliance with this Section.

     3. Representations and Warranties of the Seller. The Sellers, jointly and severally (except as specifically provided otherwise in this (S)3), represent and warrant to the Buyer that the statements contained in this (S)3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)3.

     (a) Organization of the Company. The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. (S)3(a) of the Disclosure Schedule lists the directors, managers and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the Organizational Documents of the Company. The Company is not in default under or in violation of any provision of its Organizational Documents.

     (b)  Authority; No Conflict

          (i) Except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought:

               (A) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms; and

               (B) Upon the execution and delivery by Sellers of the documents contemplated herein (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

          (ii) Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

          (iii) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly, in any way which may reasonably be expected to cause a material adverse effect on the Company (with or without notice or lapse of time):

               (A) contravene, conflict with, or result in a violation of (1) any provision of the Company's Organizational Documents, or (2) any resolution adopted by the board of directors, the managers, or the shareholders of the Company;

               (B) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

               (C) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

               (D) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

               (E) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

               (F) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Company contract listed in (S)3(s) of the Disclosure Schedule;

               (G) result in the imposition or creation of any Security Interest upon or with respect to any of the assets owned or used by the Company; or

               (H)  Cause the Company to breach the terms of any contract.

     (c) Consents. Neither any Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (d) Shares. Each Seller holds of record and owns beneficially (except for the Seller designated as nominee on Exhibit A, the "Nominee," which Seller is not the beneficial owner of the number of shares set forth next to his name), the number of Shares set forth next to his or its name in Exhibit B, free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any of the share capital of the Company (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting related to the Company.

     (e) Capitalization. Sellers are and will be on the Closing Date the legal and beneficial owners (except for the Seller designated as nominee on Exhibit A, the "Nominee," which Seller is not the beneficial owner of the number of shares set forth next to his name) and holders of the Shares, free and clear of all Security Interests. The Shares are fully-paid and non-assessable. The Shares constitute all of the issued and outstanding capital interest in the Company. Upon the Closing, the Buyer will be the legal and beneficial owner of the Shares. No legend or other reference to any purported Security Interest appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable in the U.K. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company were issued in violation of any Legal Requirement. The Company does not own, or have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business or subsidiary.

     (f) Brokers' Fees. None of the Sellers has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which the Buyer could become liable or obligated. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (g) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in or license to use, the properties and assets used by it, free and clear of all Security Interests.

     (h) Subsidiaries. The Company has no subsidiaries or interests in other Persons.

     (i) Books and Records. The books of account, minute books, shareholders' registers, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in all material respects in accordance with the requirements of the Companies Act, including the maintenance of an adequate system of internal controls. The minute books of the Company contain materially accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the boards of directors, the managers and committees of the boards of directors of the Company, and no meeting of any such shareholders, board of directors, managers or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     (j) Depositaries; Powers of Attorney, Etc. (S)3(j) of the Disclosure Letter sets forth (i) the name of each bank or similar entity in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the name of each person holding a general or special power of attorney from the Company and a description of the terms thereof.

     (k) Events Subsequent to March 31, 2001. Since March 31, 2001, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

          (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses);

          (iii) no party (including the Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound;

          (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Company has not made any capital expenditure (or series of related capital expenditures);

          (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

          (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims);

          (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in any of the Organizational Documents of the Company;

          (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its share capital;

          (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its share capital (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its share capital;

          (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

          (xxii)  the Company has not committed to any of the foregoing.

     (l) No Liabilities. Except as set forth on (S)3(l) of the Disclosure Schedule, the Company has no Liabilities (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability).

     (m) Legal Compliance. The Company has complied with all applicable material Legal Requirements, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (n)  Tax Matters.

          (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Except as set forth on (S)3(l) of the Disclosure Schedule, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge. (S)3(n)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company, none of which have been audited or are currently the subject of audit.

          (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) Except as set forth on (S)3(l) of the Disclosure Schedule, the Company has no Liability for unpaid Taxes.

          (vi) The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of a group filing a consolidated Tax Return or (B) has any Liability for the Taxes of any Person (other than the Company) as a transferee or successor, by contract, or otherwise.

     (o)  Real Property.

          (i)  The Company owns no real property.

          (ii)  The Company does not lease, sublease or use any real property.

     (p)  Intellectual Property.

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Without limiting the foregoing, the Company is the licensee of certain Intellectual Property pursuant to the license agreement set forth on (S)3(p)(v) of the Disclosure Schedule (the "Affiliates' Intellectual Property") and will, by Closing, own all Affiliates' Intellectual Property free and clear of any claims or Security Interest, which Affiliates' Intellectual Property will be available to the Company immediately subsequent to the Closing hereunder and the completion of the Contemplated Transactions on the same basis. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns, uses or proposes to use. The Sellers and their Affiliates have taken all necessary and desirable action to maintain and protect each item of the Affiliates' Intellectual Property.

          (ii) None of the Sellers owns any Intellectual Property related to the Affiliates' Intellectual Property, except as shown on (S)3(p)(ii) of the Disclosure Schedule. To the Knowledge of the Sellers, none of the Affiliates of the Sellers or the Company owns any Intellectual Property related to the Affiliates' Intellectual Property, except as shown on
     (S)3(p)(ii) of the Disclosure Schedule.

          (iii) To the knowledge of the Sellers, none of the Company or the Sellers (or their Affiliates in connection with the Affiliates' Intellectual Property) has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers (or their Affiliates in connection with the Affiliates' Intellectual Property) the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company, the Sellers or their Affiliates must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or the Affiliates' Intellectual Property.

          (iv) 3(p)(iv) of the Disclosure Schedule identifies, as of the Closing Date, each patent or registration which has been issued to the Sellers, the Company or their Affiliates in connection with the Affiliates' Intellectual Property or to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration with respect to the Affiliates' Intellectual Property or which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which (a) the Sellers, their Affiliates, or the Company has granted with respect to the Affiliates' Intellectual Property; or (b) the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S)3(p)(iv) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in (S)3(p)(iv) of the Disclosure Schedule, as of the Closing:

               (A) the Company will possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (v) (S)3(p)(v) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
     (S)3(p)(v) of the Disclosure Schedule;

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Contemplated Transactions;

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (vi) There are no agreements, contracts or licenses (except for this Agreement) related to the Affiliates' Intellectual Property, except as shown on (S)3(p)(vi) of the Disclosure Schedule.

          (vii) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (viii) None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has any actual knowledge, without investigation, of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

     (q) Tangible Assets. The Company does not own, lease, sublease or use any buildings, machinery, equipment, or other tangible assets.

     (r) Inventory. The Company neither owns, leases, subleases or uses any inventory, supplies, work in process, raw materials, parts or finished goods.

     (s) Contracts. (S)3(s) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

          (i) any agreement (or group of related agreements) for the rental, hire or lease of personal property to or from any Person;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)  any agreement concerning confidentiality or noncompetition;

          (vi) any agreement involving any of the Sellers or their Affiliates (other than the Company);

          (vii) any profit sharing, share option, share purchase, share appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii)  any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of (Pounds)1,000.

The Company has delivered to the Buyer a correct and complete copy of each written agreement listed in (S)3(s) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S)3(s) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the Contemplated Transactions;
(C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (t) Notes and Accounts Receivable. The Company is not the beneficiary of any notes or accounts receivable.

     (u) Insurance. The Company has never been a party, a named insured, or otherwise the beneficiary of coverage at any time under any insurance policy.

     (v) Litigation. The Company is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party or threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

     (w) Product Warranty. The Company has not manufactured, sold, leased, or delivered any product to any third party. The Company has no standard terms and conditions of sale or lease. The Company has not provided any services to any third party.

     (x) Product Liability. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

     (y) Employees. To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     (z) Employee Benefits. With the exception of the expense reimbursement arrangements set forth on Schedule (S)3(z) of the Disclosure Schedule, which will be terminated prior to Closing, the Company has no employee benefit, health, welfare, supplemental unemployment benefit, bonus, severance, pension, profit sharing, deferred compensation, stock, stock appreciation, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the employees or former employees of Company ("Employee Benefit Plan").

     (aa) Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (bb)  Environmental, Health, and Safety Matters

          (i) Each of the Company and its respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, each of the Company and its Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on
     (S)3(bb) of the Disclosure Schedule.

          (iii) Neither the Company, nor its respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv) None of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

          (v) None of the Company, or its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities.

          (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (vii) Neither the Company, nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company, or any of its predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     (cc) Certain Business Relationships With the Company. Except as set forth in Parts 3(p) and 3(s) of the Disclosure Schedule, none of the Sellers or their Affiliates (other than the Company) has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Sellers or their Affiliates (other than the Company) owns any asset, tangible or intangible, which is used in the business of the Company.

     (dd)  Disclosure.  The representations and warranties contained in this
(S)3, together with the documents that are both attached hereto and referenced in the Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)3 not misleading.

     (ee) Investment. Each of the Sellers, severally and for such Seller, and not jointly, represents and warrants that it (i) understands that the Buyer Shares have not been, and will not only be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) except for the Nominee, is acquiring the Buyer Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares, and (vi) is an Accredited Investor for the reasons set forth in (S)3(ee) of the Disclosure Schedule.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this (S)4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)4.

    (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Buyer has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it or, if the Buyer is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without a material adverse effect on the business of the Buyer, taken as a whole.

The Buyer is not in default under or in violation of any provision of its articles of incorporation or bylaws, as amended.

     (b)  Authority; No Conflict.

          (i) Except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought:

               (A) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms; and

               (B) Upon the execution and delivery by Buyer of the documents contemplated herein (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          (ii) Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

          (iii) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly, in any way which may reasonably be expected to cause a material adverse effect on the Buyer (with or without notice or lapse of time):

               (A) contravene, conflict with, or result in a violation of (1) any provision of the Buyer's articles of incorporation or bylaws, as amended, or (2) any resolution adopted by the board of directors or the shareholders of the Buyer;

               (B) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Buyer or any of the assets owned or used by the Buyer, may be subject;

               (C) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which Buyer is a party; or

               (D) result in the imposition or creation of any Security Interest upon or with respect to any of the assets owned or used by the Buyer.

     (c) Consents. Buyer is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

     (e) SEC Documents. Buyer has heretofore delivered or made available to the Sellers all reports required to be filed by Buyer under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act with the SEC on or after June 30, 2000 (the "SEC Documents"). As of their respective dates, each of the SEC Documents complied in all material aspects with all applicable requirements of the Securities Act, as amended, and the Securities Exchange Act and the rules and regulations of the SEC applicable to such reports and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited financial statements of Buyer included in the SEC Documents or incorporated therein by reference fairly present the financial position of Buyer as of the dates of such financial statements and the results of Buyer's operations and cash flows for the periods then ended, in accordance with United States generally accepted accounting principles, except for the variances from such principles as are set forth in the notes thereto.

     (f) No Material Adverse Effect. Since the date of the most recent filing by Buyer under the Securities Exchange Act prior to the date hereof, there has been no event or occurrence that has caused or is reasonably expected to cause a material adverse effect on Buyer other than economic conditions affecting the economy generally or the industry in which the Buyer conducts its business generally.

     (g) DPI Transaction The sole consideration of any type paid, or payable, from the Buyer or any Affiliate of the Buyer to, or for the benefit of, Diesel Products, Inc. in consideration of all or substantially all of the capital stock or assets of Diesel Products, Inc. does not exceed the issuance of 9,000,000 Buyer Shares, of which not more than 750,000 are required to be registered.

     (h) Disclosure The representations and warranties contained in this (S)4, together with the documents referenced herein, including the SEC Documents, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)4 not misleading.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its Best Efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)6 below).

     (b) Notices and Consents. The Sellers will give any notices to third parties, and each of the Sellers will use its Best Efforts to obtain any third party consents, that the Buyer may request and are required as set forth in
(S)3(c) above. Each of the Parties will give any notices to, make any filings with, and use its Best Efforts to obtain any authorizations, consents, and approvals of Governmental Bodies in connection with the matters referred to in
(S)3(c) above.

     (c) Operation of Business. The Sellers will cause the Company to not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will ensure that the Company does not (i) declare, set aside, or pay any dividend or make any distribution with respect to its share capital or redeem, purchase, or otherwise acquire any of its share capital, (ii) pay any amount to any third party with respect to any costs and expenses the Company has incurred or may incur in connection with this Agreement and the Contemplated Transactions, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in (S)3(k) above.

     (d) Preservation of Business. The Sellers will cause the Company to keep its business and properties substantially intact.

     (e) Full Access. The Sellers will, and will cause the Company to, permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

     (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in (S)3 and (S)4 above. No disclosure by any Party pursuant to this (S)5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. Neither the Sellers nor the Company will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any share capital or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, amalgamation or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     6.  CONDITIONS TO OBLIGATION TO CLOSE.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) Each of the representations and warranties of Sellers contained in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

          (ii) each of the Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Sellers shall have procured all of the third party consents specified in (S)5(b) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any Governmental Body wherein an unfavorable Order would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the Contemplated Transactions to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Shares or to operate the businesses of the Company;

          (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S)6(a)(i)-(iv) is satisfied in all respects;

          (vi) the Sellers and the Buyer shall have received all Consents referred to in (S)3(c) above;

          (vii) the Buyer shall have received from counsel to the Company and the Sellers an opinion in a form and substance acceptable to Buyer, addressed to the Buyer, and dated as of the Closing Date;

          (viii) the Buyer shall have received documentary evidence that the Affiliates' Intellectual Property is owned by the Company, free and clear of any Security Interest, claims or encumbrances;

          (ix) the Buyer shall have received the Performance Escrow Agreement, in the form of Exhibit C, duly executed by the Sellers and the Escrow Agent name therein;

          (x) the Buyer shall have received the resignations, effective as of the Closing, of each director, manager and officer of the Company other than those whom the Buyer shall have specified in writing prior to the Closing;

          (xi) the Buyer shall have received an indemnification agreement in a form and substance acceptable to Buyer, whereby certain of the Sellers shall have agreed to indemnify the Buyer against all Adverse Consequences related to any of the Company's Liabilities accruing before the Closing Date and Liabilities arising out of those matters set forth in (S)3(l) of the Disclosure Schedule;

          (xii) the Buyer shall have received duly executed certificates in respect of the Shares, with signatures guaranteed by a commercial bank, along with such other documents that are necessary to convey the Shares to the Buyer;

          (xiii) the Buyer shall have been satisfied, in its sole discretion, with its due diligence examination of (i) the Company, (ii) the business or proposed business of the Company, (iii) the results of the Contemplated Transactions, and (iv) the contents and documents referenced in the Disclosure Schedule; and

          (xiv) all actions to be taken by the Sellers in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this (S)6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Sellers. The obligation of each of the Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any Governmental Body wherein an unfavorable Order would (A) prevent consummation of any of the transactions contemplated by this Agreement, or
     (B) cause any of the Contemplated Transactions to be rescinded following consummation;

          (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in (S)6(b)(i)-(iii) is satisfied in all respects;

          (v) the Sellers shall have received the Performance Escrow Agreement, in the form of Exhibit C, duly executed by the Buyer and the Escrow Agent name therein;

          (vi) the Buyer shall have delivered a resolution of the Board of Directors and taken all other actions necessary to appoint Simon Orange, Ian Williamson, and Geoffrey Robinson to the Board of Directors of the Buyer, effective as of the Closing Date; and

          (vii) all actions to be taken by the Buyer in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this (S)6(b) if it executes a writing so stating at or prior to the Closing.

     7.  TERMINATION.

     (a) Termination of Agreement. The Parties may terminate this Agreement only as provided below:

          (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 18, 2001, by reason of the failure of any condition precedent under (S)6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 18, 2001, by reason of the failure of any condition precedent under (S)6(b) hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to (S)7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S)9 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any Contemplated Transaction or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S)9 below).

     (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the Business to the Company from and after the Closing.

     (d) Confidentiality. Each of the Sellers will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
(S)8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its Best Efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     (e)  Covenant Not to Compete.

          (i) For the period commencing on the Closing Date and continuing until the earlier of (i) three years after the Closing Date or (ii) the occurrence of a Buyer Insolvency Event (as defined below), none of the Sellers will engage directly or indirectly in any business that is competitive with the Business in the Restricted Area; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses; provided, further, that no owner of any of the outstanding capital interest of AAE Holdings PLC, or any subsidiary or Affilliate thereof, shall be deemed to engage in such Person's business solely by reason of such ownership. If the final judgment of a court of competent jurisdiction declares that any term or provision of this (S)8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (ii) For purposes of this (S)8(e), a "Buyer Insolvency Event" shall be deemed to have occurred in the event any one (1) of the following events shall have occurred: Buyer shall:

               (A) Admit in writing its inability to pay its debts as they become due;

               (B) File a petition in bankruptcy or for reorganization or for the adoption of an agreement under the Bankruptcy Act as now or in the future amended or file a pleading asking such relief;

               (C)  Make an assignment for the benefit of creditors;

               (D) Consent to the appointment of a trustee or receiver for all or a major portion of its property;

               (E) Be finally adjudicated as bankrupt or insolvent under any federal or state law;

               (F) Suffer the entry of a final and non-appealable court order under any federal or state law appointing a receiver or trustee for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Act, as now or in the future amended, which order, if not consented to by it shall not be vacated, denied, set aside or stayed within sixty (60) days after the day of entry; or

               (G) Suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within sixty (60) days after the final entry or levy or after any contest is finally adjudicated or any stay is vacated or set aside.

     (f) Buyer Support of Company. Buyer agrees that, from and after the Closing Date, it shall use its Best Efforts to assist the operations of the Company, or any successor entity or division of Buyer resulting from Buyer's restructuring, in all commercially reasonable respects to, which, in any event, such efforts shall not be less than the efforts used by the Buyer to support any other similarly situated Affiliate, subsidiary or division of Buyer.

     9.  REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Buyer and the Sellers contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of thirteen (13) months thereafter; except that the representations contained in (S)(S) 3(d), 3(e), 3(n), 3(z), and 3(bb)
shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations.

     (b) Indemnification Provisions for Benefit of the Buyer. In the event any of the Sellers breaches any of their representations, warranties, and covenants contained in this Agreement, then each of the Sellers agrees to, jointly and severally (except for those representations and warranties contained in (S)3(ee) that are made by each Seller individually, and not jointly, for which each Seller agrees to severally, and only for a breach of such representation or warranty by such Seller), indemnify the Buyer and the Company from and against the entirety of any Adverse Consequences suffered by the Buyer resulting from, arising out of, relating to, or caused by the breach. In furtherance of the foregoing, each of the Sellers, jointly and severally, agrees to indemnify the Buyer and the Company from and against the entirety of any Adverse Consequences the Buyer or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company arising or accruing before the Closing Date.

     (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences suffered by the Sellers resulting from, arising out of, relating to, or caused by the breach.

     (d) Limitation of Indemnification Claims. The aggregate amount payable by the Sellers pursuant to (S)9(b) and the sole recourse of Buyer and Company to enforce such obligations shall be limited to the forfeiture of Buyer Shares held in the Escrow Account as provided in the Performance Escrow Agreement; provided, however, that this limit shall be increased to the total Buyer Shares delivered pursuant to the Contemplated Transactions in the event a right to indemnification arises out of (i) a breach of any of (S)(S) 3(d), 3(e), 3(n), 3(z), or 3(bb); or (ii) a breach of any representation contained in (S)3 as to which a Seller had actual knowledge of such breach at the time of this Agreement. The aggregate amount payable by the Buyer pursuant to (S)9(c) shall be limited to the value (at the time of Closing) of the Buyer Shares held in the Escrow Account.

     (e) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party

     Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences suffered by the Indemnified Party resulting from, arising out of, relating to, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
     (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S)9(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in (S)9(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences suffered by the Indemnified Party resulting from, arising out of, relating to, or caused by the Third Party Claim to the fullest extent provided in this (S)9.

     (f) Determination of Adverse Consequences. All indemnification payments under this (S)9 shall be deemed adjustments to the Purchase Price.

     (g) Escrow; Right of Set-Off. In accordance with the terms of the Performance Escrow Agreement, any amount to which Buyer is entitled pursuant to this (S)9 shall be set off against the Escrow Fund (as that term is defined in the Performance Escrow Agreement). The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under any obligation of Buyer to any of the Sellers or the Performance Escrow Agreement.

     10. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

     (a) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes.

     (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

     (c) Cooperation on Tax Matters. Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this (S)10 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding. The Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer so requests, the Sellers shall allow the Buyer to take possession of such books and records.

     (d) Certificates. Buyer and Sellers further agree, upon request, to use their Best Efforts to obtain any certificate or other document from any Taxing authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Contemplated Transactions).

     (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

     11. Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its Best Efforts to advise the other Party prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties (except that certain Confidentiality Undertaking entered into by the Buyer in favor of the Company dated on or about April 24, 2001), written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Sellers:
                           Simon Orange
                           Dunham House, Charcoal Road
                           Bowdon, Cheshire WA144RY
                           England

     Copy to:
                           Mary Anne O'Connell
                           Husch & Eppenberger, LLC
                           100 N. Broadway
                           St. Louis, Missouri 63102

     If to the Buyer:
                           William J. Lindenmayer
                           President
                           International Fuel Technology, Inc.
                           7777 Bonhomme, Suite 1920
                           St. Louis, Missouri 63105

     Copy to:
                           Armstrong Teasdale LLP
                           One Metropolitan Square, Suite 2600
                           St. Louis, Missouri 63102
                           Attention:  David W. Braswell, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Buyer and the Sellers will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions. The Sellers agree that the Company shall not pay any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of either the Company or the Sellers (including any of their legal fees and expenses) in connection with this Agreement or any of the Contemplated Transactions.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in St. Louis, Missouri, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in (S)11(g) above. Nothing in this (S)11(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     (p) Seller Representative.

          (i) Each of the Sellers hereby irrevocably constitutes and appoints Seller Representative, acting as hereinafter provided, as his, her, or its attorney-in-fact and agent in his, her or its name, place and stead in connection with the transactions contemplated by this Agreement and matters arising therefrom subsequent to the date hereof, and acknowledges that such appointment is coupled with an interest. By executing and delivering this Agreement, Seller Representative hereby (A) accepts his appointment and authorization as Seller Representative to act as attorney-in-fact and agent in the name, place and stead of each of the Sellers in accordance with the terms of this Agreement, and (B) agrees to perform his duties and obligations hereunder.

          (ii) Seller Representative agrees to serve as provided in this
     (S)11(p).

          (iii) Each Seller authorizes the Seller Representative in the name and on behalf of such Seller:

               (A) to give and receive any notice required or permitted under this Agreement;

               (B) to exercise any rights and to take any action required or permitted to be taken under this Agreement;

               (C) to negotiate, execute and deliver any amendment to or modification of this Agreement or any of the provisions hereof and any waiver or consent hereunder;

               (D) to dispute or to refrain from disputing any claim made by Buyer under this Agreement and any other agreements, instruments and documents to be delivered by or on behalf of such Seller pursuant to this Agreement;

               (E) to negotiate and compromise any dispute which may arise, and to exercise or refrain from exercising remedies available under this Agreement and the other agreements, instruments and documents delivered or to be delivered by or on behalf of such Seller pursuant to this Agreement and to sign any releases or other documents with respect to any such dispute or remedy; and

               (F) to give such instructions and to do such other things and refrain from doing such other things as the Seller Representative shall deem necessary or appropriate to carry out the provisions of this Agreement and any other agreements, instruments and documents delivered or to be delivered by or on behalf of such Seller pursuant to this Agreement.

          (iv) Each of the Sellers agrees to be bound by all agreements and determinations made, and agreements, documents and instruments negotiated, executed and delivered by the Seller Representative under this Agreement.

          (v) Each of the Sellers hereby expressly acknowledges and agrees that the Seller Representative is authorized to act in his, her, or its name and on his, her, or its behalf. Notwithstanding any dispute or disagreement among the Sellers and/or the Seller Representative, Buyer shall be entitled in good faith to rely on any and all action taken by the Seller Representative under this Agreement and the other agreements, instruments and documents to be delivered by or on behalf of the Sellers pursuant to this Agreement without any liability to, or obligation to inquire of, any of the Sellers. Buyer is hereby expressly authorized in good faith to rely on the genuineness of the signatures of the Seller Representative, and upon receipt of any writing which reasonably appears to have been signed by the Seller Representative, Buyer may act upon the same in good faith without any further duty of inquiry as to the genuineness of the writing.

          (vi) If the Seller Representative, ceases to function for any reason whatsoever, then Sellers who prior to the transactions contemplated by this Agreement held (or their successors in interest) a majority of the Shares may appoint a successor; provided, however, that if for any reason no successor has been appointed pursuant to the foregoing within thirty (30) days, then Buyer shall have the right but not the obligation to petition a court of competent jurisdiction for appointment of a successor.

          (vii) The authorization of the Seller Representative shall be effective until such rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Sellers hereunder.

          (viii) The Seller Representative shall not be liable for any acts or omissions under this (S)11(p) except for its own gross negligence or willful misconduct. Each Seller agrees to indemnify and to save and hold harmless the Seller Representative of, from, against and in respect of any claim, action, cause of action, cost, liability or expense suffered or incurred by or asserted against the Seller Representative based upon or arising out of the performance by the Seller Representative of any act, matter or thing pursuant to the appointment herein made, except that no Seller shall be held or required to indemnify or to save or hold harmless the Seller Representative for the gross negligence or willful misconduct of the Seller Representative in the performance of his duties hereunder.

     In Witness Whereof, the undersigned have entered into this Agreement as of this date and year first above written.


Buyer

International Fuel Technology, Inc.


By: /s/ William J. Lindenmayer
   ------------------------------
Printed Name:  William J. Lindenmayer
Title:  President


Sellers

                                         /s/ Simon Orange
                                         ---------------------------------
/s/ Christine Bedford                    Simon Orange
---------------------------------
Christine Bedford
                                         /s/ Geoff Robinson
                                         ---------------------------------
/s/ Victoria Bedford                     Geoff Robinson
---------------------------------
Victoria Bedford
                                         /s/ Clifford Hazel
                                         ---------------------------------
                                         Clifford Hazel
/s/ Derek Cox
---------------------------------
Derek Cox
                                         /s/ Matthew Bedford
                                         ---------------------------------
/s/ John Hoban                           Matthew Bedford
---------------------------------
John Hoban
                                         /s/ Richard Bedford
                                         ---------------------------------
/s/ Trudy Kirk                           Richard Bedford
---------------------------------
Trudy Kirk
                                         /s/ Russell Bedford
                                         ---------------------------------
/s/ Terence Tratalos                     Russell Bedford
---------------------------------
Terence Tratalos
                                         /s/ Adrian Tratalos
                                         ---------------------------------
/s/ Adrian Tratalos                      Adrian Tratalos, as nominee
---------------------------------
Adrian Tratalos
                                         /s/ Ian Williamson
                                         ---------------------------------
                                         Ian Williamson

                            Exhibit A--List of Sellers

Christine Bedford

Matthew Bedford

Richard Bedford

Russell Bedford

Victoria Bedford

Derek Cox

Cliff Hazel

John Hoban

Trudy Kirk

Simon Orange

Geoffrey Robinson

Terence Tratalos

Adrian Tratalos

Ian Williamson

Adrian Tratalos, as nominee

                                    Exh.-1

                           Exhibit B--Sellers' Interest


---------------------------------------------------------------------------------------------------
                                                                   Number of          Number of
                    Proportionate                                Buyer Shares         Buyer Shares
     Name of         Interest in             Number of           to Receive at        to be Held in
     Seller            Company              Shares Held             Closing           Escrow
---------------------------------------------------------------------------------------------------
Clifford Hazel         24.310%               12,505,000            3,038,688            2,066,308
---------------------------------------------------------------------------------------------------
Ian Williamson         24.310%               12,505,000            3,038,688            2,066,308
---------------------------------------------------------------------------------------------------
Simon Orange           12.369%                6,362,500            1,546,074            1,051,330
---------------------------------------------------------------------------------------------------
Adrian Tratalos         9.112%                4,687,500            1,139,052              774,556
---------------------------------------------------------------------------------------------------
John Hoban              4.374%                2,250,000              546,745              371,787
---------------------------------------------------------------------------------------------------
Derek Cox               3.694%                1,900,000              461,696              313,953
---------------------------------------------------------------------------------------------------
Terence Tratalos        2.702%                1,390,000              337,767              229,682
---------------------------------------------------------------------------------------------------
Trudy Kirk              1.944%                1,000,000              242,998              165,239
---------------------------------------------------------------------------------------------------
Geoff Robinson          1.944%                1,000,000              242,998              165,239
---------------------------------------------------------------------------------------------------
Russell Bedford          .972%                  500,000              121,499               82,619
---------------------------------------------------------------------------------------------------
Richard Bedford          .194%                  100,000               24,300               16,524
---------------------------------------------------------------------------------------------------
Christine Bedford        .097%                   50,000               12,150                8,262
---------------------------------------------------------------------------------------------------
Matthew Bedford          .097%                   50,000               12,150                8,262
---------------------------------------------------------------------------------------------------
Victoria Bedford         .097%                   50,000               12,150                8,262
---------------------------------------------------------------------------------------------------

                                    Exh.-2

---------------------------------------------------------------------------------------------------
Adrian Tratalos,       13.784%                7,090,788            1,723,046            1,171,671
as nominee
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------


                                    Exh.-3

                               DISCLOSURE SCHEDULE

                                       to

                            SHARE PURCHASE AGREEMENT

                                    BETWEEN

                      INTERNATIONAL FUEL TECHNOLOGY, INC.

                                      AND

                                  THE SELLERS
                  As  set forth on the signature page thereof



                             Dated:  April 30, 2001



Except as otherwise defined herein, capitalized terms used in these Schedules have the definitions ascribed to such terms in the Share Purchase Agreement (the "Agreement").

Section 3(a)
Directors, Managers and Officers

Directors of Company:
    Simon Orange
    Ian Williamson
    Geoffrey Robinson

Officers of Company
    Adrian Tratalos  Secretary


Section 3(j)(i)
Bank Accounts; Authorized Signers


Barclays Bank - demand deposit account

Sole signatory - Simon Orange


Section 3(j)(ii)
Power of Attorney


None


Section 3(l)
Liabilities


(1) The Company has not withheld taxes from compensation to Geoffrey Robinson, Simon Orange, Ian Williamson and Cliff Hazel for consulting services. The Sellers believe the maximum potential liability to the Company (in the event such persons fail to pay required taxes on such compensation) is (Pounds)60,000.

(2) The Company is the lessee under an automobile lease for a vehicle driven by Ian Williamson.

(3) Any liabilities related to the arrangements set forth in Section 3(z) of this Disclosure Schedule.

Section 3(n)(iii)
Tax Returns


The Company files quarterly VAT returns. The Company's initial VAT return was reviewed by the relevant taxing authorities in ordinary course.

Section 3(p)(ii)
Intellectual Property owned by Sellers or Affiliates

None.

Section 3(p)(iv)
Patent or Registration issued to Company


None re patents, registrations (and applications for same) and licenses

Tradenames:

Interfacial Technology (UK) Ltd.
IFT
NOXIT
RVPIT
LUBIT
M111
MIT
Polyanna
Polyanna NOXIT
Polyanna RVPIT
Polyanna LUBIT
Polyanna M111
Polyanna MIT
DIESOL


Schedule 3(p)(v)
IP licensed to Company


The Company is the licensee under a License Agreement with IFT (IPR), which will be terminated prior to Closing.

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Section 3(s)
Contracts


(1) The Company is the licensee under a License Agreement with IFT (IPR), which will be terminated prior to Closing.

(2) The Company is the lessee under an automobile lease for a vehicle driven by Ian Williamson.

(3) The Company is party to a Consulting Agreement with Simon Orange, which will be terminated prior to Closing.

(4) The Company is party to a non-executive director's appointment with Geoffrey Robinson, which will be terminated prior to Closing.

(5) The Company is a party to the arrangements set forth in Section 3(z) of this Disclosure Schedule.

Section 3(z)
Employee Benefits

The Company provides:

(1) Reimbursement of reasonable expenses incurred by each of Simon Orange, Clifford Hazel, Ian Williamson, and Geoffrey Robinson in furtherance of their services to the Company.

(2) Car Allowance in the amount of (Pounds)700 per month to each of Clifford Hazel and Simon Orange.


Section 3(bb)
Permits and Licenses re Environmental, Health and Safety Matters


None


Section 3(ee)
Accredited Investor Explanation


Each Seller either:

     (i) has a net worth (alone or together with his or her spouse) of at least $1,000,000,

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     or

     (ii) had individual income in excess of $200,000 in each of 1999 and 2000 and anticipates income in excess of $200,000 during 2001,

     or

     (iii) together with such Seller's spouse had income in excess of $300,000 in each of 1999 and 2000 and anticipates income in excess of $300,000 in 2001.

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